Exhibit 10.1

Execution Version

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of July 21, 2015, by and among Principia Biopharma Inc., a Delaware corporation (the “Company”), and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on Exhibit A hereto.

RECITALS

WHEREAS, certain of the Investors (the “Prior Investors”) are holders of outstanding shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), the Company’s Series B-1 Preferred Stock (the “Series B-1 Preferred Stock”) and the Company’s Series B-2 Preferred Stock (the “Series B-2 Preferred Stock” and together with the Series A Prefered Stock and Series B-1 Preferred Stock, the “Existing Preferred Stock”), and the Prior Investors have also been granted certain information and registration rights and rights of first refusal under that certain Amended and Restated Investors’ Rights Agreement by and among the Company and the Prior Investors, dated April 9, 2014 (the “Prior Agreement”);

WHEREAS, certain Investors (the “Series B-3 Investors”) have agreed to purchase shares of the Company’s Series B-3 Preferred Stock (as defined below) pursuant to that certain Series B-3 Preferred Stock Purchase Agreement dated of even date herewith by and among the Company and certain of the Investors (the “Purchase Agreement”);

WHEREAS, the Company, the undersigned Prior Investors and the Series B-3 Investors desire to enter into this Agreement in order to amend, restate and replace, with respect to the Prior Investors, and establish, with respect to the Series B-3 Investors, their rights and obligations under the Prior Agreement with the rights and obligations set forth in this Agreement; and

WHEREAS, the Company and Preferred Majority (as defined below) desire to terminate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement.

NOW, THEREFORE: In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall have the same meaning as set forth in Section 501 of Regulation D of the Securities Act.

(b) “Board” shall mean the Company’s Board of Directors.

(c) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(d) “Common Stock” means the Common Stock of the Company.

1.

(e) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(f) “Holder” shall mean any Investor who holds Registrable Securities and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

(g) “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereto.

(h) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereto.

(i) “Initial Public Offering” shall mean the closing of the Company’s first bona fide, firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act.

(j) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than thirty percent (30%) of the outstanding Registrable Securities.

(k) “Liquidation Event” shall have the meaning set forth in the Restated Certificate.

(l) “Major Investor” shall mean any Investor who, together with its Affiliates, holds at least 4,000,000 shares (subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) shares of Common Stock issued or issuable upon conversion of Preferred Stock.

(m) “New Securities” shall have the meaning set forth in Section 4.1(a) hereto.

(n) “Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(o) “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), (including shares of Common Stock issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with respect to which registration rights have been granted.

(p) “Preferred Director” shall have the meaning set forth in the Amended and Restated Voting Agreement of even date herewith, by and among the Company and the signatories thereto.

(q) “Preferred Majority” means any four of Sofinnova, Baker, New Leaf, OrbiMed, Morgenthaler and SR One (each a “Preferred Majority Holder”), including at least one of either Sofinnova and Baker. Notwithstanding the foregoing, in the event that a majority of the shares of Preferred Stock that were originally issued to Sofinnova, Baker, New Leaf, OrbiMed,

2.

Morgenthaler or SR One, as applicable, are no longer held by Sofinnova, Baker, New Leaf, OrbiMed, Morgenthaler or SR One or its respective affiliates (in accordance with Section 2.8(b) of this Agreement), as applicable, then Sofinnova, Baker, New Leaf, OrbiMed, Morgenthaler or SR One, as applicable, shall no longer be a “Preferred Majority Holder” for any purpose and the “Preferred Majority” shall mean all remaining Preferred Majority Holders less one; provided that if both Sofinnova and Baker are Preferred Majority Holders, then the Preferred Majority must include at least one of Sofinnova and Baker; provided, further, that if there are only two remaining Preferred Majority Holders, then the Preferred Majority must include both Preferred Majority Holders, and if there is only one remaining Preferred Majority Holder, then the Preferred Majority must include such Preferred Majority Holder. “Sofinnova” means Sofinnova Venture Partners VIII, L.P. and its Affiliates. “Baker” means 667, L.P., Baker Brothers Life Sciences, L.P. or 14159, L.P. and their Affiliates. “New Leaf” means New Leaf Ventures II L.P. and its Affiliates. “OrbiMed” means OrbiMed Private Investments IV, LP. and its Affiliates. “Morgenthaler” means Morgenthaler Venture Partners IX, L.P. and its Affiliates. “SR One” means SR One Ltd. and its Affiliates.

(r) “Preferred Stock” means, collectively, the Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock.

(s) “Purchase Agreement” shall have the meaning set forth in the Recitals hereto.

(t) “Qualified Public Offering” shall mean the meaning set forth in the Company’s Restated Certificate.

(u) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, (ii) any Equity Securities (as defined in the Amended and Restated First Refusal and Co-Sale Agreement, dated as of even date herewith, by and among the Company and other parties hereto (the “Co-Sale Agreement”)) held by a Holder, and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) or (ii) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clauses (i), (ii) or (iii) above which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement; provided, further, however, that Registrable Securities shall not include any shares of Common Stock described in clauses (i), (ii) or (iii) above as to which rights have terminated pursuant to Section 2.14 hereto.

(v) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(w) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the selling Holders (not to exceed $50,000), blue sky

3.

fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(x) “Restated Certificate” shall mean the Company’s Restated Certificate of Incorporation (as may be amended or restated from time to time).

(y) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c) hereof.

(z) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(aa) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(bb) “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(cc) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(dd) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in Registration Expenses).

(ee) “Series B-3 Preferred Stock” shall mean the shares of the Company’s Series B-3 Preferred Stock issued pursuant to the Purchase Agreement.

(ff) “Shares” shall mean the Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock.

(gg) “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

2. Registration Rights.

2.1 Requested Registration.

(a) Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of by such Initiating Holders), the Company will:

4.

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, but in any event within ninety (90) days after the Company’s receipt of such written request, file a registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) prior to the earlier of (A) the three (3) year anniversary of the date of this Agreement or (B) six (6) months following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated, not to exceed an additional thirty-four (34) days);

(ii) if the Company has not yet offered securities pursuant to a registration statement and the Initiating Holders propose to sell less than 20% of the Registrable Securities held by such Initiating Holders unless such lesser number of Registrable Securities proposed to be sold by the Initiating Holders is expected to result in aggregate net proceeds (after deduction for underwriter’s discounts and expenses related to the issuance) greater than $10,000,000;

(iii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv) after the Company has initiated two (2) such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);

(v) during the period that is thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days (one hundred eighty (180) days in the case of an Initial Public Offering) after the effective date of a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

5.

(vi) if the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by a majority-in-interest of the Initiating Holders (subject to the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned); or

(vii) if the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (b)(vii) above to firmly underwrite the offer.

(c) Deferral. If (i) in the good faith judgment of the Board of the Company, the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the Board of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than two (2) times in any twelve-month period.

(d) Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.

(e) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 2.1 and the Company shall include such information in the written notice given pursuant to Section 2.1(a)(i). In such event, the right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in a underwriting. In such case, if the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority-in-interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company.

6.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; and (ii) second, among all Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, as set forth above.

2.2 Company Registration.

(a) Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans or a registration relating to a corporate reorganization or other Rule 145 transaction, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities

7.

through such underwriting shall (together with the Company, the Other Selling Stockholders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders and requested to be included in such registration, assuming conversion; and (iii) third, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion. Notwithstanding the foregoing, no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below twenty-five percent (25%) of the total value of securities included in such registration, unless such offering is an Initial Public Offering and such registration does not include shares of any Other Selling Stockholders (excluding shares registered for the account of the Company), in which event any or all of the Registrable Securities of the Holders may be excluded.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. After its Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i)and (ii).

8.

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(v);

(ii) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000 (net of underwriting discounts and commissions); or

(iii) If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3(c).

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that the Company shall not be required to pay for any Registration Expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Section 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Sections 2.1 or 2.3, such registration shall not be treated as a counted registration for purposes of Sections 2.1 or 2.3 hereof, and the Company shall bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

9.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a) Keep such registration effective for a period ending on the earlier of the date which is sixty (60) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

(b) To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for registration is submitted to the Company in accordance with Section 2.3, (i) if so requested, file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) to effect such registration, and (ii) remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective in accordance with this Agreement;

(c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(d) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(e) Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

10.

(g) If at any time when the Company is required to re-evaluate its WKSI status for purposes of an automatic shelf registration statement used to effect a request for registration in accordance with Section 2.3 (i) the Company determines that it is not a WKSI, (ii) the registration statement is required to be kept effective in accordance with this Agreement, and (iii) the registration rights of the applicable Holders have not terminated, promptly amend the registration statement onto a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(h) If (i) a registration made pursuant to a shelf registration statement is required to be kept effective in accordance with this Agreement after the third anniversary of the initial effective date of the shelf registration statement and (ii) the registration rights of the applicable Holders have not terminated, file a new registration statement with respect to any unsold Registrable Securities subject to the original request for registration prior to the end of the three year period after the initial effective date of the shelf registration statement, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(i) Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and reasonably satisfactory to a majority in interest of the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(j) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(k) Otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(l) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(m) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

11.

2.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, prospectus, offering circular, issuer free writing prospectus (as defined in Rule 433 of the Securities Act), issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration or related qualification or compliance, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and

12.

accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 2.6(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity will be required under this Section 2.6(d) to contribute any amount in excess of the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

13.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by the Investors in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided that the failure of the underwriting agreement to provide for or address a matter provided for or addressed in the foregoing provisions shall not be a conflict with the foregoing provisions and, in such event, the foregoing provisions shall control.

2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Restrictions on Transfer.

(a) The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with the registration statement; or

(ii) (x) the Holder shall have given prior written notice to the Company of the Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, (y) if such transfer is prior to the Company’s Initial Public Offering, the transferee thereof shall have agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, and, (z) if reasonably requested by the Company, the Holder shall have furnished the Company, at its expense, with (1) an opinion of counsel reasonably satisfactory to the Company to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (2) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(b) Notwithstanding the provisions of Section 2.8(a), no such registration statement, opinion of counsel or “no action” letter shall be necessary for (i) a transfer not involving a change in beneficial ownership, (ii) a transfer under Rule 144, except in unusual circumstances, or (iii) transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) a parent, subsidiary or other Affiliate of the Holder; (y) any of the Holder’s partners,

14.

members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of the Holder’s partners, members or other equity owners or retired partners, retired members or other equity owners; or (z) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, the Holder; provided, in each case, that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition and, if such transfer is prior to the Company’s Initial Public Offering, the transferee thereof shall have agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10.

(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FIRST REFUSAL AND CO-SALE AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.

15.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d) The first legend referring to federal and state securities laws identified in Section 2.8(b) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of the securities may be made without registration or qualification.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement. Each Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder as of immediately prior to the effective date of the registration statement for the Initial Public Offering (excluding shares included in the registration and, for clarity, any shares purchased by such Holder in or after the Initial Public Offering) during the one

16.

hundred and eighty (180) day period following the effective date of the registration statement for the Initial Public Offering, provided that all officers and directors of the Company are bound by and have entered into similar agreements. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(b) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred and eighty (180) day period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10.

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to (i) a transferee or assignee of not less than twenty percent (20%) of the Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) then held by such Holder or (ii) a subsidiary, parent, general partner, limited partner, retired partner, member, retired member or an entity affiliated by common control (or other related entity) with such Holder; provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof, the Co-Sale Agreement, and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Preferred Majority (as defined below), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are senior to or on parity with the registration rights granted to the Holders hereunder.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period and (ii) three (3) years after the closing of a Qualified Public Offering.

17.

3. Information Covenants of the Company

The Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information and Observation Rights.

(a) Basic Financial Information. Unless waived by the Board, including the approval of a majority of the Preferred Directors, so long as at least twenty percent (20%) of the Shares (including shares of Common Stock issued upon conversion thereof) (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) are issued and outstanding the Company will furnish:

(i) To each Holder, as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, and audited and certified by independent public accountants of recognized national standing selected by the Company.

(ii) To each Holder, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within thirty (30) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments.

(iii) To each Holder, as soon as practicable after the end of each month in the fiscal year of the Company, and in any event within thirty (30) days after the end of each month in the fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each month, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such month, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments.

(iv) To each Holder, at least thirty (30) days prior to the beginning of each of the Company’s fiscal years an annual operating plan for such fiscal year (and as soon as available, any subsequent material revisions thereto).

(v) To each Holder, as soon as practicable after the end of each fiscal year of the Company, and in any event within twenty (20) days after the end of each fiscal year of the Company, a report setting forth in detail all equity and debt holders of the Company as of the end of such fiscal year.

18.

(b) Inspection Rights. So long as any at least twenty percent (20%) of the Shares (including shares of Common Stock issued upon conversion thereof) (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) are issued and outstanding the Company, the Company shall permit each Holder, at such Holder’s expense, to visit and inspect any of the properties of the Company or any of its subsidiaries during normal business hours or at such other reasonable times as may be requested, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.1(b) with respect to a competitor of the Company (as determined by the Board in good faith) or with respect to information which the Board determines in good faith is confidential or attorney client privileged and should not, therefore, be disclosed. Each Holder may exercise their rights under this Section 3.1(b) only for purposes reasonably related to their interests as Stockholders, or under this Agreement and related agreements as stockholders. The rights granted pursuant to this Section 3.1(b) may not be assigned or otherwise conveyed to a Holder or by any subsequent transferee of any such rights without the prior written consent of the Company; provided, however, that a Holder shall be permitted to transfer rights granted pursuant to this Section 3.1(b) to partners, members, limited partners, retired partners, stockholders or affiliated venture capital funds of such Holder that then hold sufficient number of Shares to constitute a Holder hereunder (whether individually or together with such transferee’s Affiliates as provided under Section 6.11).

3.2 Confidentiality. Each Holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.2 by such Holder), (b) is or has been independently developed or conceived by the Holder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Holder may disclose confidential information (i) to its employees, attorneys, accountants, consultants, agents and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company or exercising its rights under this Agreement; (ii) to any prospective purchaser of any Registrable Securities from such Holder, if such prospective purchaser agrees to be bound by the provisions of this Section 3.2, provided that the Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Holder in the ordinary course of business and to the extent necessary, provided that such Holder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.3 Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force and effect after the earlier of (a) the Initial Public Offering, (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (c) the occurrence of a Liquidation Event (as such term is defined in the Company’s Certificate of Incorporation).

19.

4. Right of First Refusal.

4.1 Right of First Refusal to ROFR Holders. The Company hereby grants to each Holder who is an “accredited investor” within the meaning of applicable securities laws and regulations (a “ROFR Holder”), the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 4.1(a) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A ROFR Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of Shares owned by such ROFR Holder immediately prior to the issuance of New Securities (assuming conversion or exercise of all outstanding convertible securities, rights, options and warrants into Shares held by such ROFR Holder) to (b) the total number of Shares held by all ROFR Holders prior to the issuance of New Securities (assuming conversion or exercise of all outstanding convertible securities, rights, options and warrants into Shares held by all ROFR Holders). This right of first refusal shall be subject to the following provisions:

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include (i) any securities that are not deemed to be “Additional Stock” pursuant to Article IV, Section 4(d)(ii) of the Restated Certificate, (ii) any shares of Series B-3 Preferred Stock issued pursuant to the Purchase Agreement, or (iii) any shares issued pursuant to Section 5.4 of this Agreement.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each ROFR Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each ROFR Holder shall have ten (10) days after any such notice is mailed or delivered to agree to purchase such ROFR Holder’s pro rata share (or such lesser amount as desired) of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased, if any. Notwithstanding the foregoing, the Company shall not be required to offer or sell such New Securities to any ROFR Holder if such sale would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

(c) If not all of the ROFR Holders exercise fully the right of first refusal within such ten (10) day period (the “Election Period”), then the Company shall promptly notify in writing the ROFR Holders who do so elect and shall offer such ROFR Holders the right to acquire such unsubscribed shares. Each ROFR Holder shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of its pro rata portion of the unsubscribed shares, indicate whether it intends to purchase unsubscribed shares in excess of its pro rata share (“Excess Shares”) and, if so, the number of such unsubscribed shares it wishes to purchase. The Excess Shares, if any, shall be allocated to participating ROFR Holders in a manner most consistent with the pro rata shares of such ROFR Holders as determined in good faith by the Board. If the ROFR Holders fail to exercise in full the rights of first refusal, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date

20.

of said agreement) to sell that portion of the New Securities with respect to which the ROFR Holders’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to ROFR Holders delivered pursuant to Section 4.1(b). In the event the Company entered into an agreement to sell such New Securities within such sixty (60) day period following the Election Period, or sold such securities within such thirty (30) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the ROFR Holders in the manner provided in this Section 4.1.

(d) The rights of first refusal granted under this Agreement shall expire upon the earlier of (a) the Initial Public Offering and (b) the occurrence of a Liquidation Event.

(e) The rights of first refusal of each ROFR Holder under this Section 4 may be transferred subject to the same restrictions as any transfer of registration rights pursuant to Section 2.12.

5. Other Company Covenants.

5.1 Proprietary Information and Inventions Agreements. The Company shall require all employees and consultants with access to confidential information to execute and deliver a Proprietary Information and Inventions Agreement in substantially the form approved by Board.

5.2 Equity Agreements. Unless approved by the Board, including the approval of a majority of the Preferred Directors, all future employees of the Company who shall purchase, or receive options to purchase, shares of Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for: (a) vesting of shares over a four (4) year period with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty six (36) months thereafter, with a vesting commencement date be the same as their employment start date, (b) a one hundred and eighty (180)-day lockup period (plus an additional period of up to thirty-four (34) days) in connection with the Initial Public Offering; (c) the Company retaining a right of first refusal on transfers until the Initial Public Offering; (d) the Company retaining a right to repurchase any unvested shares at their cost upon termination of employment; and (e) a prohibition on the transfer of shares that have not yet vested.

5.3 Indemnification Matters. The Company hereby acknowledges that it will enter into indemnification agreements with each director on the Board and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such director on the Board to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such director).

5.4 IPO.

(a) If the Company undertakes an initial firm commitment underwritten public offering (the “IPO”), then, subject to compliance at the time with all applicable securities regulations, the Company shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of such IPO to establish a directed share program (the “Program”) whereby such managing underwriter or underwriters would offer each Major Investor priority as to the participation in such Program on the terms as described herein.

21.

(b) The Company shall use commercially reasonable efforts to cause the number of shares of Common Stock to be offered to the Major Investors, collectively, pursuant to the Program (the “Program Shares”) to equal not more than the quotient obtained by dividing (i) 10% of the aggregate offering price to the public in the IPO (excluding any over-allotment or similar option granted to the underwriter(s)) based on the midpoint of the estimated offering price range the Company first sets forth publicly in the registration statement for the IPO or an amendment thereto (the “Midpoint Price”) by (y) the Midpoint Price.

(c) The Company shall use its commercially reasonable efforts to cause the managing underwriter or underwriters to offer to each Major Investor the right to purchase its Pro-Rata Share (as defined below) of the Program Shares at the IPO per share price to public. Each Major Investor’s “Pro-Rata Share” shall equal the quotient obtained by dividing (i) the number of shares of Common Stock issuable or issued upon conversion of shares of Preferred Stock then held by such Major Investor, by (ii) the number of shares of Common Stock issuable or issued upon conversion of shares of Preferred Stock then held by all Major Investors.

(d) Each Major Investor shall have the right to apportion its participation, if any, in the IPO pursuant to this Section 5.4 among any entities under common investment management with such Major Investor. The rights of an Major Investor under this Section 5.4 are not assignable to any other party.

(e) Notwithstanding the foregoing, the Major Investors acknowledge that, despite the Company’s use of its commercially reasonable efforts, the managing underwriter or underwriters for an IPO may determine in their sole discretion that it is not advisable to designate all such shares as Program Shares in the IPO, in which case the number of Program Shares may be reduced or no Program Shares may be designated, as applicable.

(f) Notwithstanding the foregoing, the Major Investors also acknowledge that (i) this is not an offer or the commitment to make a future offer for directed shares, (ii) any future offer and sale of any Program Shares to any person pursuant to this Section 5.4 will only be made (A) in compliance with all federal and state securities laws, including, without limitation, Rule 134 under the Securities Act, and all applicable rules and regulations promulgated by the Financial Industry Regulatory Authority (FINRA) and such other self-regulatory organizations as may be applicable in connection with the IPO or have authority over the participants therein, (B) if the initial registration statement with respect to the IPO is filed after one year from the date hereof and (C) subject to receipt by the Major Investors of a prospectus in the form first used by the underwriters to confirm sales of shares of Common Stock in the IPO or in the form first made available to the underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act.

(g) Each Major Investor hereby represents that it is a “qualified institutional buyer or institution” that is an accredited investor as defined in Securities Act Rules 144A and 501(a), as defined under Section 105(c) of the Jumpstart Our Business Startups Act (the “JOBS Act”), and that all rights under this Section 5.4 are provided by the Company in reliance upon, and is intended to conform with, Section 105(c) of the JOBS Act.

22.

6. Miscellaneous.

6.1 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California without regard to choice of laws or conflict of laws provisions thereof.

6.3 Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger or confirmed facsimile, addressed (a) if to an Investor, at such Investor’s address and with such copies as are set forth on the signatures page of this Agreement, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth on the signature page of this Agreement addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors and with a copy (which shall not constitute notice) to Cooley LLP, 101 California Street, 5th Floor, San Francisco, California 94111, Attention: David Peinsipp. Unless specifically stated otherwise, if notice is provided by mail, it shall be deemed to be delivered upon proper deposit in a mailbox, if notice is provided by facsimile, it shall be deemed to be delivered upon receipt by the sender of confirmation of facsimile transmission, and if notice is delivered by hand or by messenger, it shall be deemed to be delivered upon actual delivery.

6.6 Amendments and Waivers. Except as expressly provided herein, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Preferred Majority; provided, however, that Holders purchasing shares of Series B-3 Preferred Stock in an Additional Closing (as defined in the Purchase Agreement) may become parties to this Agreement, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder; and provided, further no such amendment, termination or waiver shall adversely affect any Investor in a different or disproportionate manner relative to the other Investors of the same class or series unless such amendment or waiver is agreed to in writing by the affected Investor. Any amendment or waiver effected in accordance with this Section 6.6 shall be binding upon the Holders and each

23.

transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company. Each Holder acknowledges that by the operation of this paragraph, certain holders of Registrable Securities will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

6.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

6.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.9 Entire Agreement. This Agreement (including the exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.10 Further Assurances. At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any such party hereto, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

6.11 Aggregation of Stock. All shares of Company equity held or acquired by a Holder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.12 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

24.

6.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO AND ANY OTHER PERSON CLAIMING ANY RIGHTS HEREUNDER, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. If the waiver of jury trial set forth in this section is not enforceable, then any claim or cause of action arising out of or relating to this Agreement shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

6.14 Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and the Preferred Majority. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement.

[THIS SPACE LEFT BLANK INTENTIONALLY]

25.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY

PRINCIPIA BIOPHARMA INC.

By:	/s/ Martin Babler
MARTIN BABLER
CHIEF EXECUTIVE OFFICER

Address:
400 East Jamie Court, Suite 302
South San Francisco, CA 94080

SIGNATURE PAGE TO THE PRINCIPIA BIOPHARMA INC.

SERIES B-3 FINANCING – AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

667, L.P. (account #1),

BY: BAKER BROS. ADVISORS LP,

management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott Lessing

Scott Lessing
President

667, L.P. (account #2),

BY: BAKER BROS. ADVISORS LP,

management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott Lessing

Scott Lessing
President

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP,

management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/ Scott Lessing

Scott Lessing
President

SIGNATURE PAGE TO THE PRINCIPIA BIOPHARMA INC.

SERIES B-3 FINANCING – AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

14159, L.P.

By: BAKER BROS. ADVISORS LP,

management company and investment adviser to 14159, L.P., pursuant to authority granted to it by 14159 Capital, L.P., general partner to 14159, L.P., and not as the general partner.

By:	/s/ Scott Lessing

Scott Lessing
President

SIGNATURE PAGE TO THE PRINCIPIA BIOPHARMA INC.

SERIES B-3 FINANCING – AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Sofinnova Venture Partners VIII, L.P.

By:	Sofinnova Management VIII, L.L.C.
Its General Partner

By:	/s/ Srinivas Akkaraju
Name:	Srinivas Akkaraju
Title: Managing Member

With a copy, which shall not constitute notice, to:

WilmerHale 60 State Street
Boston, MA 02109
Attn: Jason L. Kropp
Facsimile: +1 617-526-5000

SIGNATURE PAGE TO THE PRINCIPIA BIOPHARMA INC.

SERIES B-3 FINANCING – AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

New Leaf Ventures II, L.P.

By:	New Leaf Venture Associates II, L.P.
Its:	General Partner

	By:	New Leaf Venture Management II, L.L.C.
	Its:	General Partner

	By:	/s/ Michael Dybbs

SIGNATURE PAGE TO THE PRINCIPIA BIOPHARMA INC.

SERIES B-3 FINANCING – AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

OrbiMed Private Investments IV, LP

By:	OrbiMed Capital GP IV LLC,
its general partner

	By:	OrbiMed Advisors LLC,
its managing member

		By:	Geoffrey Hsu
Name: Geoffrey Hsu
Title: Member

SIGNATURE PAGE TO THE PRINCIPIA BIOPHARMA INC.

SERIES B-3 FINANCING – AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Morgenthaler Venture Partners IX, L.P.

By:	Morgenthaler Management Partners IX, LLC
Its Managing Partner

By:	/s/ Scott D. Walters
Name: Scott D. Walters
Title: Member

SIGNATURE PAGE TO THE PRINCIPIA BIOPHARMA INC.

SERIES B-3 FINANCING – AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

S.R. One, Limited

By:	/s/ Simeon George
Name: Simeon George
Title: Vice President and Partner

SIGNATURE PAGE TO THE PRINCIPIA BIOPHARMA INC.

SERIES B-3 FINANCING – AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

WS Investment Company, LLC (2011A)

By:	/s/ James A. Terranova

Name: James A. Terranova
Title: Director of Fund Operations

SIGNATURE PAGE TO THE PRINCIPIA BIOPHARMA INC.

SERIES B-3 FINANCING – AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS: Mission Bay Capital, LLC

By:	/s/ Douglas Crawford

Name: Douglas Crawford
Title: Managing Director

SIGNATURE PAGE TO THE PRINCIPIA BIOPHARMA INC.

SERIES B-3 FINANCING – AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

BRAMELD COLOCCI LIVING TRUST DATED APRIL 20, 2010 AND AMENDMENTS THERETO

By:	/s/ Kenneth Brameld
KENNETH BRAMELD
TRUSTEE

By:	/s/ Natalia Colocci
NATALIA COLOCCI
TRUSTEE

SIGNATURE PAGE TO THE PRINCIPIA BIOPHARMA INC.

SERIES B-3 FINANCING – AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

The Board of Trustees of Leland Stanford Junior University

By:	/s/ Martina Poquet
Name: Martina Poquet
Title: Managing Director

SIGNATURE PAGE TO THE PRINCIPIA BIOPHARMA INC.

SERIES B-3 FINANCING – AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

GC&H Investments LLC

By: /s/ Jim Kindler

SIGNATURE PAGE TO THE PRINCIPIA BIOPHARMA INC.

SERIES B-3 FINANCING – AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

ALEXANDRIA EQUITIES, LLC, a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation, managing member

By: /s/ Eric S. Johnson
Name: Eric S. Johnson
Title: Senior Vice President

SIGNATURE PAGE TO THE PRINCIPIA BIOPHARMA INC.

SERIES B-3 FINANCING – AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT A

SCHEDULE OF INVESTORS

INVESTORS

[On file with the Company]